Exhibit 99.6

SCHEDULE II

The following documents (hereinafter collectively referred to as the “Later Funded Aircraft Form Documents”) have been filed (via incorporation by reference) as exhibits to this filing: (a) Form of Participation Agreement among American Airlines, Inc., Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wilmington Trust Company, as Loan Trustee, and Wilmington Trust Company, in its individual capacity as set forth therein (filed as Exhibit 4.14), (b) Form of Indenture and Security Agreement between American Airlines, Inc. and Wilmington Trust Company, as Loan Trustee (filed as Exhibit 4.17) and (c) Form of Series 2013-1 Equipment Notes (filed as Exhibit 4.21).

The corresponding documents with respect to each other Aircraft listed below are substantially identical in all material respects to the Later Funded Aircraft Form Documents, with the following exceptions: conforming changes have been made to reflect (1) the appropriate United States registration number of each aircraft (i.e., N723AN, N724AN and N725AN), the appropriate manufacturer’s serial number of each airframe (i.e., 33125, 31548 and 41666), the appropriate model of each aircraft (i.e., Boeing 777-323ER) and the appropriate generic model of each aircraft (i.e., BOEING 777-300); (2) the appropriate purchase agreement between American Airlines, Inc. and the applicable aircraft manufacturer in Schedule I to each Participation Agreement; (3) the appropriate insurance threshold amount in Exhibit C to each Indenture; (4) the appropriate descriptions, including original principal amount and maturity, of the equipment notes in Schedule II to each Participation Agreement and Schedule I to each Indenture; and (5) the original principal amount, maturity, interest rate, subordination and amortization profile of the applicable equipment note.

1.	(N723AN)

(a)	Participation Agreement (N723AN), dated as of June 12, 2013, among American Airlines, Inc., Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wilmington Trust Company, as Loan Trustee, and Wilmington Trust Company, in its individual capacity as set forth therein

(b)	Indenture and Security Agreement (N723AN), dated as of June 12, 2013, between American Airlines, Inc. and Wilmington Trust Company, as Loan Trustee

(c)	Series 2013-1A N723AN Equipment Note No. 1, dated June 12, 2013

(d)	Series 2013-1B N723AN Equipment Note No. 1, dated June 12, 2013

(e)	Series 2013-1C N723AN Equipment Note No. 1, dated June 12, 2013

2.	(N724AN)

(a)	Participation Agreement (N724AN), dated as of June 28, 2013, among American Airlines, Inc., Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wilmington Trust Company, as Loan Trustee, and Wilmington Trust Company, in its individual capacity as set forth therein

(b)	Indenture and Security Agreement (N724AN), dated as of June 28, 2013, between American Airlines, Inc. and Wilmington Trust Company, as Loan Trustee

(c)	Series 2013-1A N724AN Equipment Note No. 1, dated June 28, 2013

(d)	Series 2013-1B N724AN Equipment Note No. 1, dated June 28, 2013

(e)	Series 2013-1C N724AN Equipment Note No. 1, dated June 28, 2013

3.	(N725AN)

(a)	Participation Agreement (N725AN), dated as of August 2, 2013, among American Airlines, Inc., Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements, Wilmington Trust Company, as Subordination Agent, Wilmington Trust Company, as Loan Trustee, and Wilmington Trust Company, in its individual capacity as set forth therein

(b)	Indenture and Security Agreement (N725AN), dated as of August 2, 2013, between American Airlines, Inc. and Wilmington Trust Company, as Loan Trustee

(c)	Series 2013-1A N724AN Equipment Note No. 1, dated August 2, 2013

(d)	Series 2013-1B N724AN Equipment Note No. 1, dated August 2, 2013

(e)	Series 2013-1C N724AN Equipment Note No. 1, dated August 2, 2013